UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

Amendment No. 1 to

FORM 8-K/A

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

SMACK SPORTSWEAR

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53049

Nevada	26-1665960
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1765 Oak Street, Torrance CA	90501
(Address of principal executive offices)	(Zip Code)

(310) 787-1222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Smack Sportswear (the “Registrant” or the “Company”) closed the purchase of Team Sports Superstore, Inc. (“Team Sports”) on December 6, 2012(the "Closing"). Team Sports is a California corporation that markets and sells custom volleyball apparel and equipment products through the internet, retail, club teams and schools. This Current Report provides disclosureon behalf of the company as a whole when referring to Team Sports and Smack Sportswear.

The Closing of the purchase of Team Sports Superstore was dependent upon Team Sports obtaining audited financials. On August 31, 2011, Mr. Bill Sigler, acquired 37,150,000 shares or 78.9% of the issued and outstanding shares of the Registrant in exchange for his commitment to sell Team Sports to Smack Sportswear upon completion of audited financials, as required by the U. S. Securities & Exchange Commission. He subsequently became the Chief Executive Officer of the Company. Mr. Sigler is the major shareholder of Team Sports Superstore, Inc.

Simultaneously, Mr. Bill Sigler on behalf of Smack Sportswear entered into an Irrevocable Business Sales Agreement whereby he agreed to transfer 100% equity ownership of Team Sports to Smack Sportswear upon completion of the audit. This sale includes all the assets, liabilities, trade names, , equipment, fixtures, property, employee stock incentive plan and business operations of Team Sports Superstore, Inc. (See Business Purchase and Sale Agreement, Exhibit 10.4)

Therefore, Smack Sportswear has purchased one hundred (100%) percent ownership interest in Team Sports and has not issued any new shares to make this purchase. Current shareholders of Smack Sportswear now own a proportional share of Team Sports based on their pro-rata ownership of Smack Sportswear. The transaction is recorded as a reverse merger and resulted in a recapitalization with Team Sports being the acquirer for accounting purposes.

REGISTRANT'S BUSINESS

SMACK Sportswear was organized was organized October 31, 2007 (date of inception) under the laws of the State of Nevada, as Reshoot Production Company. The Company was incorporated as a subsidiary of Reshoot & Edit, a Nevada corporation. The Company subsequently changed its corporate name from Reshoot Production Company to SMACK Sportswear on December 15, 2011.

Through September, 2011, SMACK Sportswear worked with experienced growers throughout the world that have a history of growing quality fresh produce. The Company’s business focuses on the production and distribution of organic cucumbers, tomatoes, and peppers. After September, 2011, the Company abandoned this business plan. It became management’s intention to purchase Team Sports Superstore, Inc., once audited financials have been prepared by a PCOAB auditor.

TEAM SPORTS BUSINESS

Team Sports Super Store was organized on February 16, 2010 and incorporated under the laws of the State of California, as Team Sports Superstore, Inc.

Team Sports Business Plan

The Team Sports primary focus is on the sport of volleyball. Management believes volleyball has experienced consistent growth since 1990. Management also believes, it is also the fastest growing sport among teenage girls, and is expected to grow even faster now that Sand Volleyball has become an NCAA scholarship sport. Growth spurts often occur after the Olympics, which was the case in 2008 when the U.S. won gold in women’s & men’s beach, as well as men’s indoor volleyball. Since a volleyball team generally consists of up to 12 players; it is easier to obtain volume orders versus a Business-to-Consumer (“B2C”) model that consists of selling the same uniforms of volleyball sportswear to a team rather than an individual. Since most volleyball players participate in a team, it is easier to obtain volume orders.

The Company has built sales with little investment capital. The Company currently has two successful business segments which can be significantly grown with additional financing. The two current segments are: Team Apparel sales and the E-Commerce/Catalog segment.

Team Apparel Segment

The SMACK Sportswear line was established on the sands of Manhattan Beach in 1994. It holds approximately 10% of the Indoor Team Apparel market, and is poised to become the leader in the newly created Beach Uniform market. Although Asics and Mizuno hold the majority of sales in this space, the Company offers a number of benefits over these larger companies. The Company delivers a product which can be widely customized, and meets equal or better price points. Also the Company offers a “One Stop Shop” opportunity by offering other services like decorating, equipment, and fundraising apparel, which in turn saves coaches and club directors time and money. Historically the Company has not widely marketed to this segment and most sales have resulted from reputation and word of mouth. For the upcoming season, the company intends to aggresively market to this custumer base via numerous marketing strategies including E-Commerce, Digital Catologs, and direct contact methods.

E-Commerce/Catalog Segment

The management of Team Sports is developing a sophisticaed E-Commerce marketing program. This strategy includes both SmackSportswear.com, as well as the existing web store VBSuperstore.com. It also includes a market growth strategy utilizing certain internet marketing systems, social network marketing systems, and a cost reduction strategy under which the printed and mailed catolog will be morphed over a short time into a fully on-line digital catalog. As a licensed partner with the AVP Pro Volleyball Tour, USA Beach Volleyball, and the National Collegiate Sand Volleyball Association, the company was able to gain email lists of over 400,000 active athletes that will help to grow the Ecommerce portion of the business. Other areas the company has been pursuing include setting up Affiliate Web Stores for 4000 volleyball clubs around the U.S., as well as setting up stores for the top pro volleyball tours and the National Collegiate Sand Volleyball Tour. Further expansion strategies include international expansion of the brand taking advantage of the great acceptance of California brands worldwide and the huge acceptance of volleyball internationally.

Management believes that Team Sports has a number of competitive advantages, which include but are not limited to:

•         In-house manufacturing

•         Strong and diverse management team

•         Educated and experienced staff

•         Online design capabilities for customers

Management is not aware of any other Company in the volleyball market which has achieved this combination. Management believes these factors, along with a history of achieving its internal benchmarks, offers Team Sports good growth potential.

Team Sports is building a brand to be respected and recognized. A capital infusion could be used explicitly for growing the Company via creative and aggressive marketing strategies leveraging the existing brand and expanding the existing channels of distribution. The following briefly details management’s path to growth in the respected business segments.

Team Apparel

Indoor team apparel - there exists an opportunity for growth in the team segment. Although the company has a decent share of the custom uniform market, the stock uniform business is by far the largest segment and one in which Company has little participation. The present distribution model is direct, however the company may expand distribution through the retailer network that sells volleyball equipment and apparel, online suppliers, and other wholesale avenues. Management also believes that growth opportunities can be achieved by additional financing and utilizing aggressive marketing strategies. International expansion offers another opportunity for growth. There are hundreds of pro indoor volleyball leagues throughout Europe, Asia, South America and Australia – with volleyball being the 2nd most popular sport in the world, International expansion will allow for drastic growth.

Sand team apparel - The NCAA approved Sand Volleyball as a scholarship sport in 2011. This will provide another expanding market for the Company to exploit.

No other Company is making custom athletic beach team wear. SMACK has been the first to market and promote beach team wear since 2009. It is important for SMACK to capitalize on being the first to market and expand its ownership of this space thru strategic partnerships, and by using the existing reach SMACK has thru mail order, email lists, and a comprehensive marketing plan. Marketing to this demographic will fuel synergistic growth of Smack’s Beach Activewear.

E-Commerce/Catalog – Team Sports is enhancing and modifying its E-Commerce technology to take advantage over the competition’s very weak online volleyball marketing. Management’s goal is to have multiple web-stores ranking on page 1 of Google (for all key volleyball related search terms) by 2013. The Company is presently modifying its sites to maximize optimization, navigation, and aesthetics. Implementing a targeted marketing campaign and leveraging strategic partnerships will assist in reaching the goals. The Affiliate program will allow the Company to have stores on thousands of volleyball related websites, including large national organizations like USA Volleyball.

Active BeachWear - The current two business segments are very successful and after years of growth can now be used to aggressively launch a SMACK Active BeachWear Line to be sold thru multiple channels. Presently in terms of active beachwear, there are the surf wear companies like Quiksilver and Roxy, which are viewed as cool but not necessarily functional, as well as companies like Speedo and Nike, which when it comes to the beach, are not viewed as beach lifestyle brands. The Smack line of sportwear will be specifically designed and directed at the active person who is seeking supportive and functional active wear while simultaneously possessing the fashionality of the most current youthful and successful concepts. Smack’s bikinis are worn by the 2010 World Champions as well as more pro athletes than any other company. With the NCAA launching beach volleyball in 2012, Smack will aim to become positioned as the #1 player in this market, then expand to national retail chains. The Company believes there is an opportunity to fill a niche in the Action Sports apparel market with So Cal inspired performance beach/swim wear.

Business Strategy Opportunities

Management expects to grown its brand in the next three years, not only from the segments discussed above, but from many other aspects where Team Sports has establish core competancies, as well as other areas where the Team Sports feels there are opportunities as listed below:

•         Duplicate the current apparel and ecommerce models into other sports

•         International distribution – Volleyball is the 2nd most popular sport in the world. There are many opportunities to leverage relationships with top pros playing internationally to gain revenues in team, beach, and ecommerce.

•         Opening a Flagship store, then other similar stores, where only the Company brands are sold.

•         Expand into footwear, sunglasses, accessories

•         Acquisition of synergystic companies/brands that allow for exponential growth

•         Strategic partnerships/licensing deals that allow for revenue/profit growth.

Competition

The Company is in direct competition with producers of sport apparel. Many of these producers have significantly greater resources. The Company also expects the number of competitors to increase. The sports apparel industry is highly competitive. Factors contributing to the industry's increasingly competitive market include fashion changes, fashion trends, acceptability of different fabrics and other personal fashion factors. Most all competitors, such as Asics and Mizuno have significantly greater financial, marketing, other resources, and larger customer bases than we have and are more financially leveraged. As a result, these competitors may be able to adapt changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure for cancelled services, take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; and adapt more aggressive pricing policies. All of this may contribute to intensifying competition and may affect our future revenue growth.

Patents, trademarks, franchises, concessions, royalty agreements or labor.

Team Sports currently has no pending or provisional patents nor any trademark applications filed. TheSmack brand has been operated since 1994. We have developed our own proprietary technology, and processes. We produce our finished apparel at our facilities in Torrance, California. We regard our technologies and processes as trade secrets. We recognize that trade secrets are difficult to protect. We intend to enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. These agreements also generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming and the outcome is unpredictable.

Government Regulation

We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various environmental laws and regulations.

This means we may be required to make significant expenditures to comply with governmental laws and regulations, including labeling laws and privacy laws, compliance with which may require significant additional expense. Complying with existing or future laws or regulations may materially limit our business and increase our costs. Failure to comply with such laws may expose us to potential liability and have a material adverse effect on our results of operations.

Employees

Team Sports has five full time employees, and twelve (12) independent contractors, at this time.

Properties

The Company’s executive and head office is located at 1765 Oak Street, Torrance CA. The Company has signed a three year lease at a monthly rental of $6,722 which ends on October 31, 2013.

,.

We believe our current space is adequate for our immediate needs, which The Team Sports corporate headquarters are located at: 1765 Oak Street, Torrance includes our offices, warehouse and sewing and assembly operations. We are fully utilizing the space we rent. As our operations expand, we may need to locate and secure additional space. Team Sports does not own any real property.

RISK FACTORS

TEAM SPORTS HAS A LIMITED OPERATING HISTORY.

Team Sports has a limited operating history. Prospective investors should be aware of the difficulties encountered by such new enterprises, as management faces all of the risks inherent in any new business. These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success of Team Sports must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which Team Sports will be operating.

IF TEAM SPORTS'S BUSINESS PLAN IS NOT SUCCESSFUL, THERE IS SUBSTANTIAL DOUBT THAT TEAM SPORTS MAY BE UNABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND IF WE DISCONTINUE OPERATIONS STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

As discussed in the Financial Statements included in this Current Report, at the end of Team Sports fiscal year as at June 30, 2012, Team Sports had negative cash flow in operating activities of $(201,649). As of June 30, 2012, Team Sports’ current assets exceeded its current liabilities by $115,863. For the year ending, June 30, 2012, Team Sports had a net operating loss after taxes of $(227,401) and compared to a net operating profit, after taxes of $1,365 for the same period last year. Unaudited results for the first quarter ending September 30, 2012 show Team Sports had a Team Sports had negative cash flow in operating activities of $(8,431) .. As of September 30, 2012, Team Sports’ unaudited current assets exceeded its current liabilities by $7,337. For the quarter ending, September 30, 2012, Team Sports had an unaudited net operating loss after taxes of $(71,406) and compared to a net loss, after taxes of $(5,140) for the same period last year.

These factors raise substantial doubt that Team Sports will be able to continue operations as a going concern, and Team Sports’ independent auditors included an explanatory paragraph regarding this uncertainty in their report on the financial statements for the period from inception to June 30, 2011 and the three month unaudited interim period ending September 30, 2012.

Team Sports ability to continue as a going concern is dependent upon generating cash flow sufficient to fund operations and reducing operating expenses. Team Sports ' business plan may not be successful in addressing these issues. If Team Sports cannot continue as a going concern, its stockholders may lose their entire investment.

Failure to raise additional financing will cause us to go out of business. Further, we cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

IT IS DIFFICULT TO EVALUATE THE LIKELIHOOD THAT TEAM SPORTS WILL ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

Team Sports has prepared audited financial statements for the year end for June 30, 2012. Team Sports ability to continue to operate as a going concern is fully dependent upon Team Sports obtaining sufficient revenues or financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to Team Sports ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that Team Sports will ever be able to operate profitably or derive any significant revenues from its operation.

Risks Related to Team Sports Superstore’s Business

We have a limited product and technology portfolio at the current time.

There can be no assurance that any of Team Sports Superstore’s product concepts will be successfully developed, prove to be safe and efficacious, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or be successfully marketed.

There can be no assurance that any Team Sports Superstore’s concepts might license in or acquire in the future will be successfully developed, prove to be safe and efficacious, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or be successfully marketed.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market products we may develop, we may not be able to generate increased product revenue.

We do not currently have a well defined organization for the sales, marketing and distribution of our apparel products. In order to market our products, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, we will compete with many apparel companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

We are subject to various laws and regulations where we operate our business.

We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission as well as environmental laws and regulations. This means we may be required to make significant expenditures to comply with governmental laws and regulations, including labeling laws and privacy laws, compliance with which may require significant additional expense. Complying with existing or future laws or regulations may materially limit our business and increase our costs. Failure to comply with such laws may expose us to potential liability and have a material adverse effect on our results of operations.

The sports apparel industry is subject to pricing pressures that may cause us to reduce the future gross margins for our products.

Average prices in the sports apparel industry have been declining over the past several years, primarily as a result of the growth of the mass merchant channel of distribution, increased competition, consolidation in the retail industry and a promotional retail environment.

To be competitive, we will be required to adjust our prices in response to these industry-wide pricing pressures. Many of our competitors source their product requirements, from lesser-developed countries to achieve lower operating costs. Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

Moreover, increased customer demands for markdown allowances, incentives and other forms of economic support reduce our gross margins and affect our profitability. Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices.

We may not be able to keep pace with constantly changing sports apparel fashion trends, and if we misjudge consumer preferences, the image of one or more of our brands may suffer and the demand for our products may decrease.

Our success will depend, in part, on management's ability to anticipate and respond effectively to rapidly changing fashion sport trends and consumer tastes and to translate market trends into appropriate, saleable product offerings. If we are unable successfully to anticipate, identify or react to changing styles or trends and misjudge the market for our products or any new product lines, our sales may be lower and we may be faced with a significant amount of unsold finished goods inventory. In response, we may be forced to increase our marketing promotions, to provide markdown allowances to our customers, or to liquidate excess merchandise, any of which could have a material adverse effect on our net sales and profitability. Our brand image may also suffer if customers believe that we are no longer able to offer innovative products, respond to the latest fashion trends or maintain the quality of our products.

Even if we are able to anticipate and respond effectively to changing fashion sport trends and consumer preferences, our competitors may quickly duplicate or imitate one or more aspects of our products, promotions, advertising, brand image and business processes, whether or not they are protected under applicable intellectual property law, which may materially reduce our sales and profitability.

The loss of one or more of our future suppliers of finished goods or raw materials may interrupt our supplies.

We purchase sport apparel from a limited number of third-party manufacturers. We do not have any material or long-term contracts with any of our suppliers. Furthermore, our finished goods suppliers also purchase the fabrics and accessories used in our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and impact our ability to deliver products to our customers, which would have a material adverse effect on our net sales and profitability.

Increases in the price of raw materials used to manufacture our sports apparel could materially increase our costs and decrease our profitability.

The principal fabrics used in our business are made from cotton, synthetic fabrics and cotton-synthetic blends. The prices for these fabrics are dependent on the market price for the raw materials used to produce them, primarily cotton and chemical components of synthetic fabrics, and there can be no assurance that prices for these and other raw materials will not increase in the near future.

These raw materials are subject to price volatility caused by weather, supply conditions, power outages, government regulations, economic climate and other unpredictable factors. Fluctuations in crude oil or petroleum prices may also influence the prices of related items such as chemicals, dyestuffs, man-made fiber and foam. Any raw material price increase would increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

The worldwide sports apparel industry is heavily influenced by general economic conditions.

The worldwide sports apparel industry is highly cyclical and heavily dependent upon the overall level of consumer spending. Purchases of sports apparel and related goods tend to be highly correlated with changes in the disposable income of consumers. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates could adversely affect the future sales of our products.

A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on our financial condition and results of operations.

We may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

Because of the emerging nature of the apparel markets in which we compete, our historical financial data is of limited value in estimating future operating expenses. Our budgeted expense levels are based in part on our expectations concerning future revenues. However, our ability to generate any revenues is solely dependent on our ability to market and sell our apparel products. The size of any future revenues depends on the choices of individuals the Company intends to recruit to assist with the development and implementation of future sales and marketing programs, which are difficult to forecast accurately. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our products could have an immediate and material adverse effect on our business, results of operations, and financial condition. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance. Our quarterly and annual expenses are likely to increase substantially over the next several years. Our operating results in future quarters may fall below expectations. Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share. Each of the risk factors listed in this “Risk Factors” section may affect our operating results.

Our business and the sport apparel industry are constantly changing and evolving over time. Furthermore, we compete in an unpredictable industry and regulatory environment. Our ability to succeed depends on our ability to compete in this fluctuating market. As such, our actual operating results may differ substantially from our projections.

If we lose or fail to retain the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, our CEO, Bill Sigler is critical to our overall management as well as the development of our technology, our culture and our strategic direction. All of our current executive officers and key employees are at-will employees, and we do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

We may not be able to find suitable employees, who can help us move our business forward.

The Company currently relies heavily upon the services and expertise of Bill Sigler, CEO of the Company. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. Our officers can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

We rely on trained personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of trained individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain trained personnel for all areas of our organization. Competition in the apparel industry for qualified employees is intense, especially on the West Coast and it is likely that certain of our competitors will directly target certain of our employees in the future. Our continued ability to compete effectively depends on our ability to retain and motivate those employees.

We may also need to hire additional qualified personnel with expertise in the apparel industry, government regulation, manufacturing and sales and marketing. We compete for qualified individuals with numerous companies and other emerging entrepreneurial companies. Competition for such individuals, particularly in California is intense, and may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

We may not successfully manage any growth that we may experience.

Our success will depend upon the expansion of our operations and the effective management of any such growth, which will place a significant strain on our management and on our administrative, operational, and financial resources. To manage any such growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire technologies, services or products or in-license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize its anticipated benefits.

Risks Related to Our Intellectual Property

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property.

Because we operate in the highly competitive sports apparel field, we need to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We intend to enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. These agreements also generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

Risks Related to Our Stock

WHEN BILL SIGLER, CEO OF THE COMPANY, BECAME THE LARGEST SHAREHOLDR OF THE COMPANY, IT GAVE THEM THE ABILITY TO CONTROL THE COMPANY WITHOUT THE OTHER SHAREHOLDER’S APPROVAL.

Mr. Bill Sigler is the largest stockholder and has the right to vote approximately 60.7%% of Smack Sportwear's outstanding common stock. As a result, he has the ability to control substantially all matters submitted to the Company’s stockholders for approval including:

a)      election of a board of directors;

b)      removal of any director;

c)      amendment of Articles of Incorporation or bylaws; and

d)      adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving the company.

As a result of this ownership, it has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Bill Sigler could affect the market price of its common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of shareholder investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the stock price or prevent the stockholders from realizing a premium over the stock price.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the "Penny Stock" Rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to recIEve a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

IN THE FUTURE, TEAM SPORTS WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Now that Team Sports is a fully reporting company with the SEC, it will incur additional legal, accounting and other expenses. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Management expects to incur approximately $40,000 of incremental operating expenses in 2013.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which Team Sports indicates by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "management believes" and similar language. Except for the historical information contained herein, the matters discussed in this "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned "Risk Factors," as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, management undertakes no obligation to update any forward-looking statement to reflect events after the date of this Form 8-K.

TEAM SPORTS OVERVIEW

Team Sports Superstore, Inc. markets and sells custom volleyball apparel and equipment products through the Internet, retail, wholesale, club teams and schools.

RESULTS OF OPERATIONS

For the fiscal year ended June 30, 2012 (audited)

Team Sports Super Store was organized on February 16, 2010 and incorporated under the laws of the State of California, as Team Sports Superstore, Inc. During the fiscal year ending June 30, 2012, Team Sports recognized total revenues of $1,284,911 and compared to $1,209,947 for the same period last year. Total cost of goods were $816,145 (63.5%) and $641,209 (52.9%) respectfully. The cost of goods increased due to an increase in the cost of wholesaler raw materials to produce the volleyball apparel. Gross profits for the year ending June 30, 2012 were $468,765, as compared to $568,738 for the same period last year.

Team Sports incurred total operating expenses for the period for the fiscal year ending June 30, 2012 was $793,711 as compared to $566,946 for the same period last year. This resulted in a net operating loss of $(227,401) or $(0.01) per share after taxes for the year ending June 30, 2012 as compared to a net income after taxes of $1,365 or $0.00 for the same period last year.

Expenses for the year ended June 30, 2011 were general and administrative expenses of $486,465; professional fees of $16,165; e-commerce development fees of $64,317 and income tax expense of $427.

The big difference between the two calendar years with an increase of professional fees expenses which increased from $16,165 (last year) to $178,012 (this year). The increase in professional expenses was primarily due to increase in professional outside consultants in operations, accounting, sales, marketing and legal counsel fees.

As of June 30, 2012 and 2011 there was sales tax liability outstanding of $50,460 and $22,749 respectively. This included penalties at 10% of the outstanding balance per the California Board of Equalization tax policies on penalties for non-paid sales taxes. The company was unable to pay down the balance due to shortage of cash.

As of June 30, 2012 and 2011 there was payroll tax liability outstanding of $63,779 and $141,662 respectively. This included penalties at 15% of the outstanding balance. The company was unable to pay down the balance due to shortage of cash.

During the fiscal year ending June 30, 2012, Team Sports used net cash of $(201,649) in operations, had no investing activities and generated cash of $209,000 from financing activities.

For the three month period ended September 30, 2012 (unaudited)

During the three month period ending September 30, 2012, Team Sports recognized total revenues of $130,990 and compared to $196,708 for the same period last year. Revenues decreased based on the introduction of new volleyball clothing designs that were not well accepted by the Company’s customers. Management has subsequently made some of its older volleyball clothing designs available. Total cost of goods were $63,346 (48.3%) and $83,021 (42.2%) respectfully. The cost of goods increased due the cost of wholesaler raw materials to produce the volleyball apparel. Gross profits for the three month period ending September 30, 2012 were $67,644, as compared to $113,687 for the same period last year.

Team Sports incurred total operating expenses for the period for the three month period ending September 30, 2012 was $139,050 as compared to $118,827 for the same period last year. This resulted in a net operating loss of $(71,406) or $(0.00) per share after taxes for the quarter ending September 30, 2012 as compared to a net loss after taxes of $(5,140) or $(0.00) for the same period last year.

Expenses for the three month period ending September 30, 2012 were general and administrative expenses of $96,032 and compared to $77,371; and professional fees of $43,018 and compared to $19,113 for the same period last year.

During the three month period ending September 30, 2012, Team Sports used net cash of $(8,431) in operations as compared to $(29,893) for the same last year, had no investing activities nor financing activities.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2012 cash used in operating activities was ($211,649) which related to the loss at June 30, 2012 of ($227,402) mostly caused by the increase in professional fees for becoming a public entity. As at June 30, 2012, Team Sports had $11,333 in cash and cash equivalents, accounts receivable net of $36,172, employee advances of $300, inventory of $468,627 and due related entity of $19,235 for total current assets of $535,668. At the same date, Team Sports had total current liabilities of $457,924. Team Sports total assets as at June 30, 2012 were $545,668 with total liabilities of $466,924.

Similarly, cash used in operating activities for the unaudited period, as at September 30, 2012 was ($20,602) due to lower sales and higher professional fees. Team Sports had $2,902 in cash and cash equivalents, accounts receivable net of $58,637, employee advances of $300, inventory of $480,654 and due related entity of $(6,790) for total current assets of $549,283. At the same date, Team Sports had total current liabilities of $542,946. Team Sports total unaudited assets as at September 30, 2012 were $559,283 with total liabilities of $551,946.

As of September 30, 2012, the company did not enter or execute any major contracts or commitments with suppliers/vendors or customers or with any business partners for the delivery of materials and sales of products. The company also has no contingency plan on the lease of the building but intends to renew the contract of lease when it expires.

Team Sports has limited financial resources available, which has had an adverse impact on the Team Sports' liquidity, activities and operations. In order for Team Sports to remain a Going Concern it will need to find additional capital or generate revenues. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to Team Sports, or at all.

Research and Development

None.

Off-Balance Sheet Arrangements

None.

MANAGEMENT

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Bill Sigler	45	CEO/President/Director
Ramon Valdez	32	Chief Financial Officer/Chief Information Officer

Biography of Bill Sigler, CEO/President/Director

Mr. Sigler’s management of the business (since 1994), coupled with his entrepreneurial experience and passion for the sport, makes him the ideal leader to drive this endeavor. His relationships in the sport will be key to aligning strategic partners. He coached club volleyball from 2002-2009, and has been running amateur volleyball classes and leagues since 1996. He is a member of Vistage, the Los Angeles Venture Association, and has been on the board of 6 other companies. Mr. Sigler also established a non-profit called Southern California Foundation for Children in 2001, which has raised over $300,000 for underprivileged kids. He has also been an appointed member of the Hermosa Beach Parks and Rec Commission since 2002.

Mr. Sigler was hired by Stuart Pharmaceuticals (know Astra Zeneca) in September 1988. At that time is was a division of ICI Americas (based in Delaware). One of the largest companies in the world, Mr. Sigler was recruited in his senior year of college to participate in ICI’s Corporate Program, which included 25 of their top college hires across all divisions. The program was designed to train future management. Mr. Sigler first worked in the MIS department supporting sales and marketing senior management with PC Support, and systems development. He then was moved to marketing, where Mr. Sigler was the company’s youngest Assistant Product Manager, where he helped launch an innovative new anesthetic called Propofol, as well as prenatal vitamins. He was then transferred into sales in Raleigh, NC.

He then moved to California in 1992, where he became a Neonatal specialist for a regional medical equipment company. From there, Mr. Sigler followed his instincts and partnered with a Taiwanese durable medical equipment manufacturer to open a North American distribution center, where he helped established all aspects of Nova Ortho Med. Within 2 years, the company had 16 independent reps nationwide, distribution to hundreds of dealers, and sales of over $5 million. Mr. Sigler sold his 30% equity in 1996 to focus entirely on Smack Sportswear.

Mr. Sigler taught himself to play volleyball at age 23, and rose to the highest amateur rank (AAA) by age 32 (and was ranked in the top 100 players in California). Mr. Sigler’s passion for the sport led him to starting Smack Sportswear, an apparel company devoted to So Cal inspired volleyball apparel. The company was established in Manhattan Beach, CA in 1994. During the 90’s Mr. Sigler was able to build a brand that was sold in Sports Chalet, as well as specialty stores nationwide. In 2001, Mr. Sigler focused attention on the indoor volleyball apparel market, which allowed for higher profits thru a B2C model, as well as the ease at which one could gain volume orders.

Education:

Mr. Sigler graduated with a BS degree from University of Delaware with honors in both Economics and Management Information Systems in 1988, with a 3.4 GPA.

Ramon Valdez – CFO and CIO

Mr. Ray Valdez has 14 years of experience and a strong financial and technological background. He started his first online business while at California State University, where he received a Bachelor’s of Science in Business Administration and Finance. He has built and owned various successful retail and e-commerce companies and has received many awards including fastest growing companies by Inc. Magazine. Most recent company, which he was Co-Founder and CEO, was www.bambooki.com which has over 200+ suppliers worldwide and is now the largest online retailer of Bamboo products.

In his financial experience he has held positions such as Controller and CFO. He has developed various profitable drop ship, distribution center, big box and retail programs with major retailers including Sears, K-Mart, Home Depot, Wal-Mart, etc. He has conducted business all over the world and also has extensive knowledge in international trade, logistics and operations management.

CFO
Backyard X-Scapes - San Diego, CA - August 2008 - April 2011
Outdoor retailer, importer and distributor of Bamboo Fencing in the US - Operates from a 65,000 square foot facility in San Diego, CA

CEO - Co-Founder
Bambooki Inc. - San Diego, CA April 2011 - Present
Online retailer of bamboo products

CFO
Smack Sportswear - Torrance, CA December 2011 - December 2012

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by Team Sports for the last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

Team Sports Summary Compensation Table

		Year				Compen-
	Principal	Ending	Salary	Bonus	Awards	sation	Total
Name	Position	June 30,	($)	($)	($)	($)	($)

Bill Sigler	CEO/Dir.	2012	72,000	0	0	0	72,000
		2011	72,000				72,000

Ramon Valdez	CFO/CIO	2012	72,000				72,000

Employment Agreements

We have no employment agreements in place with our officer/director. We do not maintain key man insurance on any of management, but plan to in the near future.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at June 30, 2012.

Director Compensation

Our directors were not paid any compensation through the date of this Current Report. We have no plans to pay any special compensation to our directors at this time.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on December 6, 2012relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after December 6, 2012pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Smack Sportwear’s common stock.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner and Position	Nature of Beneficial Ownership	Percent of Class (1)
____________________________________________________________________________________

Common	Bill Sigler (2)	24,300,000	60.7%
	CEO/Director

Preferred	Bill Sigler(2)	1,000,000	100%
	CEO/Director

Common	Ramon Valdez(3)	0	0%

Common	Directors and Officers as a Group beneficially control (2 persons) 24,300,000		60.7%

1)      Percent of Class is based on 40,000,000 common shares issued and outstanding and 1,000,000 preferred shares issued and outstanding.

2) Bill Sigler, 1765 Oak Street, Torrance, CA 90501. Bill Sigler also owns 1,000,000 Series A Voting Preferred Shares that allows him to vote an additional 20,000,000 shares. If included with his current common share ownership, and taking into effect the total shares that can be voted, i.e., (40,000,000 plus 20,000,000 = 60,000,000 shares), Mr. Sigler has voting control of 73.8% of the Company’s shares.

3) Ramon Valdez, 1765 Oak Street, Torrance, CA 90501

Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

(a) Market Information

Smack Sportswear Common Stock, $0.001 par value, is quoted under the symbol: SMAK.

There are have limited trades of the Company’s stock, there are no assurances that a market will ever develop for the Company's stock.

Year ended December 31, 2012	High	Low
First Quarter	$0.61	$0.36
Second Quarter	$0.64	$0.36
Third Quarter	$0.85	$0.10
Fourth Quarter	$0.59	$0.10

Year ended December 31, 2011	High	Low
First Quarter	$2.95	$1.20
Second Quarter	$2.95	$0.99
Third Quarter	$0.99	$0.99
Fourth Quarter	$0.99	$0.51

(b) Holders of Common Stock

As of December 31, 2012, there were approximately 60 holders of record of our Common Stock and 40,000,000 shares outstanding.

(c) Dividends

In the future we intend to follow a policy of retaining earnings, if any, to finance the growth of the business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of future dividends on the Common Stock will be the sole discretion of board of directors and will depend on our profitability and financial condition, capital requirements, statutory and contractual restrictions, future prospects and other factors deemed relevant.

(d) Recent Sales of Unregistered Securities

The Company did not sell any stock during the fiscal year ending December 31, 2012.

Description of Securities

Our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001. As of December 31, 2012, there are 40,000,000 shares of our common stock issued and outstanding, held by approximately 60 shareholder of record and 1,000,000 unregistered Series A preferred stock issued and outstanding, held by one (1) shareholder of record.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We have two (2) Series of Preferred Shares. Series A Voting Preferred shares consists of 2,000,000 authorized shares, par value $0.001, of which 1,000,000 shares are issued and outstanding. The holder of the Series A Voting Preferred Stock are not entitled to receive any dividends and do not have any liquidation rights. The holders of Series A Voting Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series A Voting Preferred Stock carries the weight of twenty (20) votes for each share of common stock.

We also have 3,000,000 undesignated authorized preferred shares of which there are no shares issued nor outstanding. The designation of these shares have yet to be determined by the Board of Directors.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director's liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Chief Executive Officer of Smack Sportswear is Bill Sigler. At the same time, he was managing Team Sports Superstore, Inc., on a full time basis. As the major shareholder Team Sports Superstore, Inc., on or about September 27, 2011, Mr. Sigler entered into a Stock Value Agreement whereby he obtained control ownership of Smack Sportswear in exchange for his commitment to sell Team Sports Superstore, Inc. to Smack Sportswear upon completion of audited financials, as required by the U. S. Securities & Exchange Commission. Simultaneously, Mr. Bill Sigler on behalf of Smack Sportswear entered into an Irrevocable Business Sales Agreement whereby he agreed to transfer 100% equity ownership of Team Sports Superstore to Smack Sportswear in the form of a tax free exchange of stock, upon completion of the audit. This sale includes all the assets, liabilities, trade names, and business operations of Team Sports Superstore, Inc. Following the acquisition of Team Sports, Mr. Sigler will serve as a director, Chairman, Chief Executive Officer of the Registrant and will remain the largest shareholder of the Registrant.

As of year end June 30, 2012 officer and director Bill Sigler owes the Company $19,235 from advances occurring between January and March, 2012. This unsecured obligation is due on demand and is non-interest bearing. The obligation is included in the accompanying financial statements as Due from Related Entity. This receivable has been evaluated for impairment and the Company has no doubt of being fully collected.

Item 3.02. Unregistered Sales of Equity Securities

On May 12, 2010, the Company issued 44,500,000 (post-split) unregistered restricted shares of its Common Stock to three shareholders for cash of $90,000. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

On May 12, 2010, the Company issued 1,000,000 unregistered restricted shares of its Common Stock to a shareholder as consideration for entering into a sales agreement. This shareholder was provided access to all material information requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shareholder acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. The shareholder understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

On December 4, 2012, Smack Sportswear issued 1,000,000 shares of its unregistered Series A Preferred Voting Stock to sole officer of the Company in exchange the transference of 2,500,000 restricted common shares from his personal holdings, to the Company’s Employee Stock Option Plan (“ESOP”). These Series A voting shares carry the weight of twenty (20) votes for each share of common stock. The restricted preferred shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering, and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 4, 2012, the Board of Directors of Smack Sportswear, approved by unanimous written consent the designation of Series A Preferred Voting Shares. The voting shares have no liquidation rights, pay no dividends, can be transferred, and carry the weight of twenty (20) votes for each share of common stock. (See attached Certificate of Designation, Exhibit 3.4.)

The purchase of Team Sports by Smack Sportswear represents a substantial portion of the Company’s business. In connection with this transaction, the Company changed its fiscal year end to June 30 from December 31 to conform its fiscal year end to that of Team Sports.

Item 5.06 Change in Shell Company Status

Smack Sportswear ceased to be a shell company. This status change is a result of Smack Sportswear entering into a Business Purchase and Sale Agreement with Team Sports, whereby it acquired the assets and operating business of Team Sports. (See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.)

Therefore, with this recent event, management believes that the Company is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a): Financial Statements of Businesses Acquired. The required financial statements of Team Sports for the periods specified in Rule 3-05(b) of Regulation S-X are included herein. This Current Report includes the audited Team Sports financials for the years ended June 30, 2012 and 2001, and an unaudited review of the three months ended September 30, 2012.

(b): Pro Forma Financial Information. The required Pro Forma financial statements of Team Sports, for are included herein. This Current Report on Form 8-K includes the unaudited pro forma consolidated financial information of Smack Sportswear and Team Sports.

(d) Exhibits:

			Incorpoated by Reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1			SB-2		3.1	01/07/2008
3.2			SB-2		3.2	01/07/2008
3.3			8-K		3.2	04/04/2012
3.4	Certificate of Designation, Series A Preferred Voting Shares		8-K		3.4	12/06/2012
10.1	Option Purchase Agreement dated Dec 17, 2007 between Reshoot Production and Braverman Productions, Inc.		SB-2		10.1	01/07/2008
10.2	Sales Agreement by and among Six L’s Packing Company, Inc., Custom-Pak and Reshoot Production Company, dated May 12, 2010		8-K		10.2	05/14/2010
10.3	Irrevocable Business Sale Agreement, dated September 27, 2011		8-K		10.3	09/30/2011
10.4	Business Purchase and Sale Agreement between Team Sports Super Store, Inc. and Smack Sportswear dated December 4, 2012.		8-K		10.4	12/06/2012
10.5	2012 Stock Incentive Plan		8-K		10.5	12/06/2012
99.1	Audited Financials for Team Sports for the years ended June 30, 2012 and June 30, 2011.	X
99.2	Reviewed Financials for Team Sports for the nine months ended September 30, 2012.	X
99.3	Pro forma Financials Smack Sportswear and Team Sports	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smack Sportswear Registrant

Date: June 6, 2013	/s/ Bill Sigler
Name: Bill Sigler
Title: Chief Executive Officer